File N.: 333-160191
Rule 424 (b)(3)
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents two
(2) deposited Shares)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES, NO PAR VALUE,
OF
PERDIGAO S.A.
(INCORPORATED UNDER THE LAWS OF
BRAZIL)

Overstamp:  Effective July 9, 2009 the
companys new name is Brasil Foods S.A.
The Bank of New York Mellon as depositary
(hereinafter called the Depositary), hereby
certifies that
________________________________________
_____________, or registered assigns IS THE
OWNER OF _____________________
AMERICAN DEPOSITARY SHARES
representing deposited common shares, no par
value (herein called Shares), of Perdigao S.A., a
company incorporated under the laws of Brazil
(herein called the Issuer).  At the date hereof, each
American Depositary Share represents two (2)
Shares deposited or subject to deposit under the
deposit agreement at the Sao Paulo, Brazil, office
of Banco Itau, S.A. (herein called the Custodian).
The Depositarys Corporate Trust Office is located
at a different address than its principal executive
office.  Its Corporate Trust Office is located at
101 Barclay Street, New York, N.Y. 10286, and
its principal executive office is located at One
Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is one
of an issue (herein called Receipts), all issued and
to be issued upon the terms and conditions set
forth in the deposit agreement, dated as of July 17,
1997, as amended and restated as of June 26,
2000, as further amended and restated as of
September 28, 2000, as further amended and
restated as of July 6, 2009 (herein called the
Deposit Agreement), by and among the Issuer, the
Depositary, and all Owners and Beneficial
Owners from time to time of Receipts issued
thereunder, each of whom by accepting a Receipt
agrees to become a party thereto and become
bound by all the terms and conditions thereof.
The Deposit Agreement sets forth the rights of
Owners and Beneficial Owners of the Receipts
and the rights and duties of the Depositary in
respect of the Shares deposited thereunder and
any and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein called
Deposited Securities).  Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust Office in New York City and at
the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed provisions
of the Deposit Agreement, to which reference is
hereby made.  Capitalized terms defined in the
Deposit Agreement and not defined herein shall
have the meanings set forth in the Deposit
Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender of this Receipt at the
Corporate Trust Office of the Depositary, and
upon payment of the fee of the Depositary
provided in this Receipt, and subject to the terms
and conditions of the Deposit Agreement, the
Owner hereof is entitled to delivery, to him or
upon his order, of the Deposited Securities or
evidence of ownership of and title to such
Deposited Securities at the time represented by
the American Depositary Shares for which this
Receipt is issued.  Delivery of such Deposited
Securities or evidence of ownership of and title to
such Deposited Securities may be made by the
delivery of (a) certificates in the name of the
Owner hereof or as ordered by him or certificates
properly endorsed or accompanied by a proper
instrument or instruments of transfer to such
Owner or as ordered by him and (b) any other
securities, property and cash to which such Owner
is then entitled in respect of this Receipt.  Such
delivery will be made at the option of the Owner
hereof, either at the office of the Custodian or at
the Corporate Trust Office of the Depositary,
provided that the forwarding of certificates for
Shares or other Deposited Securities or such
documents evidencing ownership of and title to
such Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary shall be
at the risk and expense of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is registrable
on the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person or by
a duly authorized attorney, without unreasonable
delay, upon surrender of this Receipt properly
endorsed for transfer or accompanied by a proper
instrument or instruments of transfer and funds
sufficient to pay any applicable transfer taxes and
the fees and expenses of the Depositary and upon
compliance with such regulations, if any, as the
Depositary may establish for such purpose.  This
Receipt may be split into other such Receipts, or
may be combined with other such Receipts into
one Receipt, evidencing the same aggregate
number of American Depositary Shares as the
Receipt or Receipts surrendered.  As a condition
precedent to the execution and delivery,
registration of transfer, split-up, combination, or
surrender of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require (a) payment
from the depositor of Shares or the presentor of
the Receipt of a sum sufficient to reimburse it for
any tax or other governmental charge and any
stock transfer or registration fee with respect
thereto (including any such tax or charge or fee
with respect to the Shares being deposited or
withdrawn) and payment of any applicable fees as
provided in the Deposit Agreement or this
Receipt, (b) the production of proof satisfactory to
it as to the identity and genuineness of any
signature and (c) compliance with any regulations
the Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation, Paragraph
(22) hereof.
      The delivery of Receipts against deposits
of Shares generally or against deposits of
particular Shares may be suspended, or the
transfer of Receipts in particular instances may be
refused, or the registration of transfer of
outstanding Receipts generally may be suspended,
during any period when the transfer books of the
Depositary or the Issuer or the Foreign Registrar,
if applicable, are closed, or if any such action is
deemed necessary or advisable by the Depositary
or the Issuer at any time or from time to time
because of any requirement of law or of any
government or governmental body or
commission, or under any provision of the
Deposit Agreement or this Receipt, or for any
other reason, subject to Paragraph (22) hereof.
Notwithstanding any other provision of the
Deposit Agreement or the Receipts, the surrender
of outstanding Receipts and withdrawal of
Deposited Securities may be suspended only for
(i) temporary delays caused by closing the transfer
books of the Depositary or the Issuer or the
deposit of Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with any
U.S. or foreign laws or governmental regulations
relating to the Receipts or to the withdrawal of the
Deposited Securities. Without limitation of the
foregoing, the Depositary shall not knowingly
accept for deposit under the Deposit Agreement
any Shares required to be registered under the
provisions of the Securities Act of 1933, unless a
registration statement is in effect as to such Shares
or such registration is not required.  For purposes
of the foregoing sentence the Depositary shall be
entitled to rely upon representations and
warranties deemed made pursuant to Section 3.03
of the Deposit Agreement and Paragraph (5)
hereof and shall not be required to make any
further investigation.
      In furtherance and not in limitation of the
foregoing, the Depositary shall not, and it shall
instruct the Custodian not to knowingly (i) accept
for deposit Shares where such Shares have been
withdrawn from a restricted depositary receipt
facility in respect of Shares established or
maintained by a depositary bank, including any
such facility established or maintained by the
Depositary (hereinafter, a restricted facility), or
permit such Shares to be used to satisfy any
persons pre-release obligation, unless such Shares
have been acquired in a transaction (a) registered
under the Securities Act of 1933, (b) in
compliance with Regulation S or (c) in
accordance with Rule 144 under the Securities
Act of 1933, and the Depositary may, as a
condition to accepting the deposit of such Shares
under the Deposit Agreement, require the person
depositing such Shares to provide the Depositary
with a certificate in writing to the foregoing
effect; or (ii) accept for (w) deposit, (x) transfer or
exchange, (y) cancellation or (z) delivery in
satisfaction of any persons pre-release obligation,
depositary receipts representing Shares issued
pursuant to a restricted facility.
4.	LIABILITY OF OWNER FOR TAXES.
      If any tax or other governmental charge
shall become payable with respect to any Receipt
or any Deposited Securities represented hereby,
such tax or other governmental charge shall be
payable by the Owner hereof to the Depositary.
The Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of Deposited
Securities represented by American Depositary
Shares until such payment is made, and may
withhold any dividends or other distributions, or
may sell for the account of the Owner hereof any
part or all of the Deposited Securities represented
by the American Depositary Shares, and may
apply such dividends or other distributions or the
proceeds of any such sale in payment of such tax
or other governmental charge and the Owner
hereof shall remain liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares hereunder
and under the Deposit Agreement shall be deemed
thereby to represent and warrant that such Shares
and each certificate therefor are validly issued,
fully paid, and not subject to any claim in respect
of pre-emptive rights of the holders of outstanding
Shares and that the person making such deposit is
duly authorized to do so.  Every such person shall
also be deemed to represent that the deposit of
Shares or sale of Receipts evidencing American
Depositary Shares representing such Shares by
that person is not restricted under the Securities
Act of 1933.  Such representations and warranties
shall survive the deposit of such Shares and
issuance of Receipts.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
      Any person presenting Shares for deposit
or any Owner of a Receipt may be required from
time to time to file with the Depositary or the
Custodian such proof of citizenship or residence,
exchange control approval, proof of the identity of
any person legally or beneficially interested in the
Receipt and the nature of such interest or such
information relating to the registration on the
books of the Issuer or the Foreign Registrar, if
applicable, to execute such certificates and to
make such representations and warranties, as the
Depositary or the Issuer may deem necessary or
proper.  The Depositary may withhold the
delivery or registration of transfer of any Receipt
or the distribution of any dividend or sale or
distribution of rights or of the proceeds thereof or
of any Deposited Securities until such proof or
other information is filed or such certificates are
executed or such representations and warranties
made.  Upon the request of the Issuer, the
Depositary shall provide the Issuer with copies of
all such certificates and such written
representations and warranties provided to the
Depositary under this Paragraph (6) and Section
3.01 of the Deposit Agreement.  The Issuer may
from time to time request Owners to provide
information as to the capacity in which such
Owners own or owned Receipts and regarding the
identity of any other persons then or previously
interested in such Receipts and the nature of such
interest and various other matters.  Each Owner
agrees to provide any information requested by
the Issuer or the Depositary pursuant to this
paragraph.  No Share shall be accepted for deposit
unless accompanied by evidence, if any is
required by the Depositary, that is reasonably
satisfactory to the Depositary that all conditions to
such deposit have been satisfied by the person
depositing such Shares under Brazilian laws and
regulations and any necessary approval has been
granted by any governmental body in Brazil, if
any, which is then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Issuer agrees to pay the fees,
reasonable expenses and out-of-pocket charges of
the Depositary and those of any Registrar only in
accordance with agreements in writing entered
into between the Depositary and the Issuer from
time to time.  The Depositary shall present its
statement for such charges and expenses to the
Issuer once every three months.  The charges and
expenses of the Custodian are for the sole account
of the Depositary.
      The following charges shall be incurred by
any party depositing or withdrawing Shares or by
any party surrendering American Depositary
Shares or to whom American Depositary Shares
are issued (including, without limitation, issuance
pursuant to a stock dividend or stock split
declared by the Issuer or an exchange regarding
the American Depositary Shares or Deposited
Securities or a delivery of American Depositary
Shares pursuant to Section 4.03 of the Deposit
Agreement), whichever applicable: (1) taxes and
other governmental charges, (2) such registration
fees as may from time to time be in effect for the
registration of transfers of Shares generally on the
Share register of the Issuer or Foreign Registrar
and applicable to transfers of Shares to or from
the name of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and facsimile
transmission expenses as are expressly provided
in the Deposit Agreement, (4) such expenses as
are incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05 of the
Deposit Agreement, (5) a fee of $5.00 or less per
100 American Depositary Shares (or portion
thereof) for the delivery of American Depositary
Shares pursuant to Section 2.03, 4.03 or 4.04 of
the Deposit Agreement, and the surrender of
American Depositary Shares pursuant to Section
2.05 or 6.02 of the Deposit Agreement, (6) a fee
of $.02 or less per American Depositary Share (or
portion thereof) for any cash distribution made
pursuant to the Deposit Agreement including, but
not limited to Sections 4.01 through 4.04 thereof,
except for distributions of cash dividends, (7) a
fee for the distribution of securities pursuant to
Section 4.02 of the Deposit Agreement, such fee
being in an amount equal to the fee for the
execution and delivery of American Depositary
Shares referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause (7) treating
all such securities as if they were Shares), but
which securities are instead distributed by the
Depositary to Owners, (8) in addition to any fee
charged under clause (6), a fee of $.02 or less per
American Depositary Share (or portion therof) per
annum for depositary services, which will be
payable as provided in clause 9 below, and (9)
any other charges payable by the Depositary, any
of the Depositarys agents, including the
Custodian, or the agents of the Depositarys agents
in connection with the servicing of Shares or other
Deposited Securities (which charge shall be
assessed against Owners as of the date or dates set
by the Depositary in accordance with Section 4.06
of the Deposit Agreement and shall be payable at
the sole discretion of the Depositary by billing
such Owners for such charge or by deducting such
charge from one or more cash dividends or other
cash distributions).
      The Depositary, subject to this Paragraph
(7), may own and deal in any class of securities of
the Issuer and its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      The Depositary may issue Receipts against
the delivery by the Issuer (or any agent of the
Issuer recording Share ownership) of rights to
receive Shares from the Issuer (or any such
agent).  No such issue of Receipts will be deemed
a Pre-Release that is subject to the restrictions of
the following paragraph.
      Unless requested in writing by the Issuer
to cease doing so, the Depositary may,
notwithstanding Section 2.03 of the Deposit
Agreement, execute and deliver Receipts prior to
the receipt of shares pursuant to Section 2.02 of
the Deposit Agreement (Pre-Release).  The
Depositary may, pursuant to Section 2.05 of the
Deposit Agreement, deliver Shares upon the
receipt and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of such
Pre-Release or the Depositary knows that such
Receipt has been Pre-Released.  The Depositary
may receive Receipts in lieu of Shares in
satisfaction of a Pre-Release.  Each Pre-Release
will be (a) preceded or accompanied by a written
representation and agreement from the person to
whom Receipts are to be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the shares or Receipts to be
remitted, as the case may be, (ii) assigns all
beneficial rights, title and interest in such Shares
or Receipts, as the case may be, to the Depositary
in its capacity as such and for the benefit of the
Owners, and (iii) will not take any action with
respect to such Shares or Receipts, as the case
may be, that is inconsistent with the transfer of
beneficial ownership (including, without the
consent of the Depositary, disposing of such
Shares or Receipts, as the case may be), other than
in satisfaction of such Pre-Release, (b) at all times
fully collateralized with cash, U.S. government
securities or such other collateral as the
Depositary determines, in good faith, will provide
substantially similar liquidity and security, (c)
terminable by the Depositary on not more than
five (5) business days notice, and (d) subject to
such further indemnities and credit regulations as
the Depositary deems appropriate.  The number of
Shares not deposited but represented by American
Depositary Shares outstanding at any time as a
result of Pre-Releases will not normally exceed
thirty percent (30%) of the Shares deposited
hereunder; provided, however, that the Depositary
reserves the right to disregard such limit from
time to time as it deems reasonably appropriate,
and may, with the prior written consent of the
Issuer, change such limit for purposes of general
application.  The Depositary will also set Dollar
limits with respect to Pre-Release transactions to
be entered into hereunder with any particular
Pre-Releasee on a case-by-case basis as the
Depositary deems appropriate.  For purposes of
enabling the Depositary to fulfill its obligations to
the Owners under the Deposit Agreement, the
collateral referred to in clause (b) above shall be
held by the Depositary as security for the
performance of the Pre-Releasees obligations to
the Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts upon
termination of a Pre-Release transaction (and shall
not, for the avoidance of doubt, constitute
Deposited Securities hereunder).
      The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and every
successive Owner and Beneficial Owner of this
Receipt by accepting or holding the same consents
and agrees, that title to this Receipt when properly
endorsed or accompanied by a proper instrument
or instruments of transfer, is transferable by
delivery with the same effect as in the case of a
negotiable instrument under the laws of New
York State, provided, however, that the Issuer and
the Depositary, notwithstanding any notice to the
contrary, may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for the
purpose of determining the person entitled to
distribution of dividends or other distributions or
to any notice provided for in the Deposit
Agreement or for all other purposes and neither
the Depositary nor the Issuer shall have any
obligation or be subject to any liability under the
Deposit Agreement to any holder of a Receipt
unless such holder is the Owner thereof.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be valid
or obligatory for any purpose, unless this Receipt
shall have been executed by the Depositary by the
manual signature or facsimile of a duly authorized
signatory of the Depositary and if a Registrar for
the Receipts shall have been appointed,
countersigned by the manual signature or
facsimile of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Issuer is subject to the periodic
reporting requirements of the Securities Exchange
Act of 1934 and, accordingly, files certain reports
with the Securities and Exchange Commission
(hereinafter called the Commission).
      Such reports and communications will be
available for inspection and copying at the public
reference facilities maintained by the Commission
located at 100 F Street, N.E., Washington, D.C.
20549.  Pursuant to such Rule, certain of such
reports and documents will be translated into or
summarized in English.
      The Depositary will make available for
inspection by Owners of Receipts at its Corporate
Trust Office any reports and communications,
including any proxy soliciting material, received
from the Issuer which are both (a) received by the
Depositary or the Custodian or the nominee of
either as the holder of the Deposited Securities
and (b) made generally available to the holders of
such Deposited Securities by the Issuer.  The
Depositary will also, upon written request by the
Issuer, send to Owners of Receipts copies of such
reports when furnished by the Issuer pursuant to
the Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the Depositary by
the Issuer shall be translated into English.
      The Depositary will keep books for the
registration of Receipts and transfers of Receipts
which at all reasonable times shall be open for
inspection by the Owners of Receipts provided
that such inspection shall not be for the purpose of
communicating with Owners of Receipts in the
interest of a business or object other than the
business of the Issuer or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND DISTRIBUTIONS.
      Whenever the Depositary or the Custodian
receives any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary or the Custodian, in accordance with
applicable law and subject to the provisions of
Section 4.05 of the Deposit Agreement, will
convert or cause to be converted within one
Business Day of receipt of such dividend or
distribution, if at the time of receipt thereof any
amounts received in a foreign currency can in the
judgment of the Depositary be converted on a
reasonable basis into United States dollars
transferable to the United States, and subject to
the Deposit Agreement, such dividend or
distribution into Dollars and either the Depositary
or the Custodian will as promptly as practicable
distribute the amount thus received (net of the
fees of the Depositary, if applicable, as provided
in Section 5.09 of the Deposit Agreement) by
check drawn in a bank in the City of New York,
to the Depositary which shall distribute such
amounts to the Owners of Receipts entitled
thereto, provided, however, that in the event that
the Issuer or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect of
any Deposited Securities an amount on account of
taxes or other governmental charges, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall be
reduced accordingly.
      Subject to the provisions of Section 4.11
and 5.09 of the Deposit Agreement, whenever the
Depositary receives any distribution other than a
distribution described in Sections 4.01, 4.03 or
4.04 of the Deposit Agreement, the Depositary
will, upon consultation with the Issuer, cause the
securities or property received by it or the
Custodian to be distributed to the Owners of
Receipts entitled thereto, in any manner that the
Depositary may deem equitable and practicable
for accomplishing such distribution; provided,
however, that if in the opinion of the Depositary
such distribution cannot be made proportionately
among the Owners of Receipts entitled thereto, or
if for any other reason the Depositary deems such
distribution not to be feasible, the Depositary may
adopt such method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to, the
public or private sale of the securities or property
thus received, or any part thereof, and the net
proceeds of any such sale (net of the fees of the
Depositary as provided in Section 5.09 of the
Deposit Agreement) shall be distributed by the
Depositary to the Owners of Receipts entitled
thereto as in the case of a distribution received in
cash, provided that any unsold balance of such
securities or property may be distributed by the
Depositary to the Owners entitled thereto in
accordance with such equitable and practicable
method as the Depositary shall have adopted.
      If any distribution consists of a dividend
in, or free distribution of, Shares, the Depositary
may and shall if the Issuer shall so request,
distribute to the Owners of outstanding Receipts
entitled thereto, additional Receipts evidencing an
aggregate number of American Depositary Shares
representing the amount of Shares received as
such dividend or free distribution subject to the
terms and conditions of the Deposit Agreement
with respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the withholding
of any tax or other governmental charge as
provided in Section 4.11 of the Deposit
Agreement and the payment of the fees of the
Depositary as provided in Section 5.09 of the
Deposit Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares in any
such case, the Depositary will sell the amount of
Shares represented by the aggregate of such
fractions and distribute the net proceeds, all in the
manner and subject to the conditions set forth in
the Deposit Agreement.  If additional Receipts are
not so distributed, each American Depositary
Share shall thenceforth also represent the
additional Shares distributed upon the Deposited
Securities represented thereby.
      In the event that the Depositary determines
that any distribution in property (including Shares
and rights to subscribe therefor) is subject to any
tax or other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale dispose
of all or a portion of such property (including
Shares and rights to subscribe therefor) in such
amounts and in such manner as the Depositary
deems necessary and practicable to pay any such
taxes or charges, and the Depositary shall
distribute the net proceeds of any such sale after
deduction of such taxes or charges to the Owners
of Receipts entitled thereto and the Depositary
shall distribute any unsold balance of such
property in accordance with the provisions of the
Deposit Agreement.  The Issuer or its agent shall
remit to appropriate governmental authorities and
agencies in Brazil all amounts, if any, withheld
and owing to such authorities and agencies by the
Issuer.  The Depositary or its agent shall remit to
appropriate governmental authorities and agencies
in the United States all amounts, if any, withheld
and owing to such authorities and agencies by the
Depositary.
      The Depositary shall forward to the Issuer
or its agent such information from its records as
the Issuer may reasonably request to enable the
Issuer or its agent to file necessary reports with
governmental agencies.  The Depositary shall use
reasonable efforts to make and maintain
arrangements enabling Owners who are citizens
or residents of the United States to receive any tax
credits or other benefits (pursuant to treaty or
otherwise) relating to dividend payments on the
American Depositary Shares.
13.	RIGHTS.
      In the event that the Issuer shall offer or
cause to be offered to the holders of any
Deposited Securities any rights to subscribe for
additional Shares or any rights of any other
nature, the Depositary, after consultation with the
Issuer, shall have discretion as to the procedure to
be followed in making such rights available to any
Owners or in disposing of such rights on behalf of
any Owners and making the net proceeds
available in Dollars to such Owners or, if by the
terms of such rights offering or, for any other
reason, the Depositary may not either make such
rights available to any Owners or dispose of such
rights and make the net proceeds available to such
Owners, then the Depositary shall allow the rights
to lapse; provided, however, if at the time of the
offering of any rights the Depositary determines
in its discretion, after consultation with the Issuer,
that it is lawful and feasible to make such rights
available to all Owners or to certain Owners but
not to other Owners, the Depositary, after
consultation with the Issuer, may distribute, to any
Owner to whom it determines the distribution to
be lawful and feasible, in proportion to the
number of American Depositary Shares held by
such Owner, warrants or other instruments
therefor in such form as it deems appropriate.  If
the Depositary determines in its discretion, after
consultation with the Issuer, that it is not lawful
and feasible to make such rights available to
certain Owners, it may sell the rights, warrants or
other instruments in proportion to the number of
American Depositary Shares held by the Owners
to whom it has determined it may not lawfully or
feasibly make such rights available, and allocate
the net proceeds of such sales (net of the fees of
the Depositary as provided in Section 5.09 of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights, warrants
or other instruments, upon an averaged or other
practical basis without regard to any distinctions
among such Owners because of exchange
restrictions or the date of delivery of any Receipt
or otherwise.  Neither the Depositary nor the
Issuer shall be responsible for any failure to
determine that it may be lawful or feasible to
make such rights available to Owners in general
or any Owner in particular.
      If an Owner of Receipts requests the
distribution of warrants or other instruments in
order to exercise the rights allocable to the
American Depositary Shares of such Owner under
the Deposit Agreement, the Depositary will make
such rights available to such Owner upon written
notice from the Issuer to the Depositary that (a)
the Issuer has elected in its sole discretion to
permit such rights to be exercised and (b) such
Owner has executed such documents as the Issuer
has determined in its sole discretion are required
under applicable law.  Upon instruction pursuant
to such warrants or other instruments to the
Depositary from such Owner to exercise such
rights, upon payment by such Owner to the
Depositary for the account of such Owner of an
amount equal to the purchase price of the Shares
to be received upon the exercise of the rights, and
upon payment of the fees of the Depositary as set
forth in such warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares, and
the Issuer shall cause the Shares so purchased to
be delivered to the Depositary on behalf of such
Owner.  As agent for such Owner, the Depositary
will cause the Shares so purchased to be deposited
pursuant to Section 2.02 of the Deposit
Agreement, and shall, pursuant to Section 2.03 of
the Deposit Agreement, execute and deliver to
such Owner Restricted Receipts.
      If registration under the Securities Act of
1933 of the securities to which any rights relate is
required in order for the Issuer to offer such rights
to Owners and sell the securities upon the exercise
of such rights to Owners, the Depositary will not
offer such rights to the Owners unless and until
such a registration statement is in effect, or unless
the offering and sale of such securities to the
Owners of such Receipts are exempt from
registration under the provisions of such Act.  The
Issuer shall have no obligation to register such
rights or such securities under the Securities Act
of 1933.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the Custodian
shall receive Foreign Currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities, property or
rights in respect of such Receipts, and if at the
time of the receipt thereof the Foreign Currency
so received can, pursuant to applicable law, be
converted into Dollars, the Depositary shall
convert or cause to be converted within one
Business Day of its or the Custodians receipt of
such Foreign Currency, by sale or in any other
manner that it may determine in accordance with
applicable law, such Foreign Currency into
Dollars.  If at the time of conversion of such
Foreign Currency into Dollars such Dollars can,
pursuant to applicable law, be transferred outside
of Brazil for distribution to the owners entitled
thereto, such Dollars shall be distributed as
promptly as practicable to the Owners entitled
thereto or, if the Depositary shall have distributed
any rights, warrants or other instruments which
entitle the holders thereof to such Dollars, then to
the holders of such rights, warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution or conversion may
be made upon an averaged or other practicable
basis without regard to any distinctions among
Owners on account of exchange restrictions, the
date of delivery of any Receipt or otherwise and
shall be net of any expenses of conversion into
Dollars incurred by the Depositary as provided in
Section 5.09.
      If conversion of Foreign Currency into
Dollars or distribution of Dollars or non-
convertible Foreign Currency can be effected only
with the approval or license of any government or
agency thereof, the Depositary shall file as
promptly as practicable such application for
approval or license; however, the Depositary shall
be entitled to rely upon Brazilian local counsel in
such matters, which counsel shall be instructed to
act as promptly as possible.
      If at any time Foreign Currency received
by the Depositary or Custodian is not, pursuant to
applicable law, convertible, in whole or in part,
into Dollars transferable to the United States, or if
any approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary can not be obtained within a
reasonable time, the Depositary shall, (a) as to
that portion of the Foreign Currency that is
convertible into Dollars, make such conversion
and (i) if permitted pursuant to applicable law,
transfer such Dollars to the United States and
distribute to Owners in accordance with the first
paragraph of this Paragraph (14) or (ii) to the
extent transfer of such Dollars to the United States
is not permitted pursuant to applicable law, hold
such Dollars as may not be transferred for the
benefit of the Owners entitled thereto, and (b) as
the non-convertible balance, if any, (i) if
requested in writing by an Owner, distribute or
cause the Custodian to distribute the Foreign
Currency (or an appropriate document evidencing
the right to receive such Foreign Currency)
received by the Depositary or Custodian to such
Owner and, (ii) the Depositary shall hold or shall
cause the Custodian to hold any amounts of
nonconvertible Foreign Currency not distributed
pursuant to the immediately preceding subclause
(b)(i) uninvested and without liability for interest
thereon for the respective accounts of the Owners
entitled to receive the same.
15.	FIXING OF RECORD DATES.
      Whenever any cash dividend or other cash
distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect to the
Deposited Securities, or whenever for any reason
the Depositary causes a change in the number of
Shares that are represented by each American
Depositary Share, or whenever the Depositary
shall receive notice of any meeting of holders of
Shares or other Deposited Securities, the
Depositary shall fix a record date, after
consultation with the Issuer if such record date is
different from the record date applicable to the
Deposited Securities, (a) for the determination of
the Owners of Receipts who shall be (i) entitled to
receive such dividend, distribution or rights or the
net proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting rights
at any such meeting, or (b) on or after which each
American Depositary Share will represent the
changed number of Shares, subject to the
provisions of the Deposit Agreement.  The
Owners on such record date shall be entitled as
the case may be, to receive the amount
distributable by the Depositary with respect to
such dividend or other distribution or such rights
or the net proceeds or sale thereof in proportion to
the number of American Depositary Shares held
by them respectively, and to give voting
instructions to exercise the rights of Owners under
the Deposit Agreement with respect to such
changed number of Shares and to act in respect of
any other such matter.
16.	VOTING OF DEPOSITED SECURITIES.
      Upon receipt of notice of any meeting of
holders of Shares or other Deposited Securities, if
requested in writing by the Issuer, the Depositary
shall, as soon as practicable thereafter, mail to the
Owners a notice, the form of which notice shall be
subject to the reasonable discretion of the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting received by the Depositary from the
Issuer, (b) a statement that the Owners as of the
close of business on a specified record date will
be entitled, subject to any applicable provision of
Brazilian law and of the Articles of Association of
the Issuer and the provisions of the Deposited
Securities, to instruct the Depositary as to the
exercise of the voting rights, if any, pertaining to
the amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and (c) a statement
as to the manner in which such instructions may
be given, including, when applicable, an express
indication that instructions may be given (or, if
applicable, deemed given in accordance with the
second paragraph of Section 4.07 of the Deposit
Agreement if no instruction is received) to the
Depositary to give a discretionary proxy to a
person designated by the Issuer.  Upon the written
request of an Owner on such record date, received
on or before the date established by the
Depositary for such purpose, the Depositary shall
endeavor, insofar as practicable and permitted
under applicable laws and the provisions of the
Articles of Association of the Issuer and the
provisions of the Deposited Securities, to vote or
cause to be voted the amount of Shares or other
Deposited Securities represented by such
American Depositary Shares in accordance with
the instructions set forth in such request.  The
Depositary shall not vote or attempt to exercise
the right to vote that attaches to the Shares or
other Deposited Securities, other than in
accordance with such instructions or deemed
instructions.
      If no instructions are received by the
Depositary from any Owner with respect to any of
the Deposited Securities represented by the
American Depositary Shares on or before the date
established by the Depositary for such purpose,
the Depositary shall deem such Owner to have
instructed the Depositary to give a discretionary
proxy to a person designated by the Issuer with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy to a
person designated by the Issuer to vote such
Deposited Securities, provided, that no such
instruction shall be deemed given and no such
discretionary proxy shall be given with respect to
any matter as to which the Issuer informs the
Depositary (and the Issuer agrees to provide such
information as promptly as practicable in writing)
that (x) the Issuer does not wish such proxy given,
(y) substantial opposition exists or (z) such matter
materially and adversely affects the rights of
holders of Shares.
      There can be no assurance that Owners
generally or any Owner in particular will receive
the notice described in the preceding paragraph
sufficiently prior to the instruction cutoff date to
ensure that the Depositary will vote the Shares or
Deposited Securities in accordance with the
provisions set forth in the preceding paragraph.
17.	CHANGES AFFECTING DEPOSITED
SECURITIES.
      In circumstances where the provisions of
Section 4.03 of the Deposit Agreement do not
apply, upon any change in par value, split-up,
consolidation or any other reclassification of
Deposited Securities, or upon any recapitalization,
reorganization, merger or consolidation, or sale of
assets affecting the Issuer or to which it is a party,
any securities which shall be received by the
Depositary or a Custodian in exchange for or in
conversion of or in respect of Deposited Securities
shall be treated as new Deposited Securities under
the Deposit Agreement, and American Depositary
Shares shall thenceforth represent the new
Deposited Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.  In
any such case the Depositary may, with the
approval of the Issuer, and shall, if the Issuer shall
so request, execute and deliver additional Receipts
as in the case of a dividend in Shares, or call for
the sur render of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
Notwithstanding the foregoing, in the event that
any security so received may not be lawfully
distributed to some or all Owners, the Depositary
may, with the Issuers approval, and shall if the
Issuer requests, sell such securities at public or
private sale, at such place or places and upon such
terms as it may deem proper, and may allocate the
net proceeds (without liability for interest) of such
sales for the account of the Owners otherwise
entitled to such securities upon an averaged or
other practicable basis without regard to any
distinctions among such Owners and distribute the
net proceeds so allocated to the extent practicable
as in the case of a distribution received in cash.
      Immediately upon the occurrence of any
such change, conversion or exchange covered by
this Section in respect of the Deposited Securities,
the Depositary shall give notice thereof in writing
to all Owners.
18.	LIABILITY OF THE ISSUER AND
DEPOSITARY.
      Neither the Depositary nor the Issuer nor
any of their directors, employees, agents or
affiliates shall incur any liability to any Owner or
holder of any Receipt, if by reason of any
provision of any present or future law or
regulation of the United States, Brazil, or any
other country, or of any other governmental or
regulatory authority or stock exchange, or by
reason of any provision, present or future, of the
Articles of Association of the Issuer or by reason
of any provision of any securities issued or
distributed by the Issuer, or any offering or
distribution thereof, or by reason of any act of
God or war or terrorism or other circumstances
beyond its control, the Depositary or the Issuer or
any of their directors, employees, agents or
affiliates shall be prevented, delayed or forbidden
from or be subject to any civil or criminal penalty
on account of, doing or performing any act or
thing which by the terms of the Deposit
Agreement it is provided shall be done or
performed; nor shall the Depositary or the Issuer
incur any liability to any Owner or Beneficial
Owner of a Receipt by reason of any non-
performance or delay, caused as aforesaid, in the
performance of any act or thing which by the
terms of the Deposit Agreement it is provided
shall or may be done or performed, or by reason
of any exercise of, or failure to exercise, any
discretion provided for in the Deposit Agreement,
for the inability of any Owner or Beneficial
Owner to benefit from any distribution, offering,
right or other benefit which is made available to
holders of Deposited Securities but is not, under
the terms of the Deposit Agreement, made
available to Owners or holders, or for any special,
consequential or punitive damages for any breach
of the terms of the Deposit Agreement.  Where,
by the terms of a distribution pursuant to Sections
4.01, 4.02, or 4.03 of the Deposit Agreement, or
an offering or distribution pursuant to Section
4.04 of the Deposit Agreement, because of
applicable law or for any other reason such
distribution or offering may not be made available
to Owners or Beneficial Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such Owners
or Beneficial Owners and make the net proceeds
available to such Owners or Beneficial Owners,
then the Depositary shall not make such
distribution or offering, and shall allow any rights,
if applicable, to lapse.  Neither the Issuer nor the
Depositary assumes any obligation or shall be
subject to any liability under the Deposit
Agreement or this Receipt to Owners or
Beneficial Owners of Receipts; except that they
agree to perform their obligations specifically set
forth in the Deposit Agreement without
negligence and or bad faith in the performance of
such duties.  The Depositary shall not be subject
to any liability with respect to the validity or
worth of the Deposited Securities.  Neither the
Depositary nor the Issuer shall be under any
obligation to appear in, prosecute or defend any
action, suit, or other proceeding in respect of any
Deposited Securities or in respect the American
Depositary Shares on behalf of any Owner or
Beneficial Owner or any other person.  Neither
the Depositary nor the Issuer shall be liable for
any action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares for
deposit, any Owner or Beneficial Owner of a
Receipt, or any other person believed by it in
good faith to be competent to give such advice or
information including, but not limited to, any such
action or nonaction based upon any written notice,
request, direction or other document believed by it
to be genuine and to have been signed or
presented by the proper party or parties.  The
Depositary shall not be responsible for any failure
to carry out any instructions to vote any of the
Deposited Securities, or for the manner in which
any such vote is cast or the effect of any such
vote, provided that any such action or nonaction is
in good faith.  The Depositary shall not be liable
for any acts or omissions made by a successor
depositary whether in connection with a previous
act or omission of the Depositary or in connection
with a matter arising wholly after the removal or
resignation of the Depositary, provided that in
connection with the issue out of which such
potential liability arises, the Depositary performed
its obligations without negligence or bad faith
while it acted as Depositary.  The Depositary and
the Issuer may rely on and shall be protected in
acting upon any written notice, request, direction
or other documents believed by them to be
genuine and to have been signed by the proper
party or parties.  The Issuer agrees to indemnify
the Depositary, its directors, employees, agents
and affiliates and any Custodian against, and hold
each of them harmless from, any liability or
expense (including, but not limited to, the
reasonable fees and expenses of counsel) which
may arise out of acts performed or omitted, in
accordance with the provisions of the Deposit
Agreement and of the Receipts, as the same may
be amended, modified, or supplemented from
time to time, (i) by either the Depositary or any
Custodian or their respective directors,
employees, agents and affiliates, except for any
liability or expense arising out of the negligence
or bad faith of any of them, or (ii) by the Issuer or
any of its directors, employees, agents and
affiliates.  No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
      The Issuer shall not indemnify the
Depositary or any Custodian against any liability
or expense arising out of information relating to
the Depositary or any Custodian, as the case may
be, furnished in writing to the Issuer and executed
by the Depositary or the Custodian expressly for
the use in any registration statement, prospectus
or placement memorandum or preliminary
prospectus or placement memorandum relating to
the Shares evidenced by the American Depositary
Shares.
      Any person seeking indemnification under
the Deposit Agreement (an indemnified person)
shall notify the person from whom it is seeking
indemnification (the indemnifying person) of a
commencement of any indemnifiable action or
claim promptly after such indemnified person
becomes aware of such commencement and shall
consult in good faith with the indemnifying
person as to the conduct of the defense of such
action or claim, which defense shall be reasonable
under the circumstances. No indemnified person
shall compromise or settle any action or claim
without the consent of the indemnifying person.
19.	RESIGNATION AND REMOVAL OF
THE DEPOSITARY; APPOINTMENT OF
SUCCESSOR CUSTODIAN.
      The Depositary may at any time resign as
Depositary under the Deposit Agreement by 60
days written notice of its election so to do (or a
lesser amount of notice if satisfactory to the
Issuer) delivered to the Issuer effective upon the
appointment of a successor depositary satisfactory
to the Issuer and its acceptance of such
appointment as provided in the Deposit
Agreement, which appointment shall be on terms
satisfactory to the Issuer in its sole discretion.
The Depositary may at any time be removed by
the Issuer by 60 days written notice of such
removal effective upon the appointment of a
successor depositary satisfactory to the Issuer and
its acceptance of such appointment as hereinafter
provided, which appointment shall be on terms
satisfactory to the Issuer in its sole discretion.  In
case at any time the Depositary shall resign or be
removed, the Issuer shall use its best efforts to
appoint a successor depositary, which shall be a
bank or trust Issuer having an office in the
Borough of Manhattan, The City of New York.
Every successor depositary shall execute and
deliver to its predecessor and to the Issuer an
instrument in writing accepting its appointment
under the Deposit Agreement, and thereupon such
successor depositary, without any further act or
deed, shall become fully vested with all the rights,
powers, duties and obligations of its predecessor;
but such predecessor, nevertheless, upon payment
of all sums due it and on the written request of the
Issuer, shall execute and deliver an instrument
transferring to such successor all rights and
powers of such predecessor under the Deposit
Agreement, shall duly assign, transfer and deliver
all right, title and interest in the Deposited
Securities to such successor, and shall deliver to
such successor a list of the Owners of all
outstanding Receipts.  Any such successor
depositary shall promptly mail notice of its
appointment to the Owners.  Whenever the
Depositary in its discretion determines that it is in
the best interest of the Owners of Receipts to do
so, it may appoint a substitute custodian.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at any
time and from time to time be amended by
agreement between the Issuer and the Depositary
in any respect which they may deem necessary or
desirable.  Any amendment which shall impose or
increase any fees or charges (other than taxes and
other governmental charges), or which shall
otherwise prejudice any substantial existing right
of Owners of Receipts, shall, however, not
become effective as to outstanding Receipts until
the expiration of thirty days after notice of such
amendment shall have been given to the Owners
of outstanding Receipts.  Every Owner of a
Receipt at the time any amendment so becomes
effective shall be deemed, by continuing to hold
such Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event shall
any amendment impair the right of the Owner of
any Receipt to surrender such Receipt and receive
therefor the Deposited Securities represented
thereby except in order to comply with mandatory
provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at the
direction of the Issuer terminate the Deposit
Agreement by mailing notice of such termination
to the Owners of all Receipts then outstanding at
least 30 days prior to the date fixed in such notice
for such termination.  The Depositary may
likewise terminate the Deposit Agreement by
mailing notice of such termination to the Issuer
and the Owners of all Receipts then outstanding if
at any time 60 days shall have expired after the
Depositary shall have delivered to the Issuer a
written notice of its election to resign and a
successor depositary shall not have been
appointed and accepted its appointment as
provided in Section 5.04 of the Deposit
Agreement.  On and after the date of termination,
the Owner of a Receipt will, upon (a) surrender of
such Receipt at the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts referred
to in Section 2.05 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, be entitled to delivery, to
him or upon his order, of the amount of Deposited
Securities represented by the American
Depositary Shares evidenced by such Receipt.  If
any Receipts shall remain outstanding after the
date of termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall not
give any further notices or perform any further
acts under the Deposit Agreement, except that the
Depositary shall continue to collect dividends and
other distributions pertaining to Deposited
Securities, shall sell property and rights as
provided in the Deposit Agreement, and shall
continue to deliver Deposited Securities, together
with any dividends or other distributions received
with respect thereto and the net proceeds of the
sale of any rights or other property, in exchange
for Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the Depositary
for the surrender of a Receipt, any expenses for
the account of the Owner of such Receipt in
accordance with the terms and conditions of the
Deposit Agreement, and any applicable taxes or
governmental charges).  At any time after the
expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the Deposit
Agreement and may thereafter hold uninvested
the net proceeds of any such sale, together with
any other cash then held by it thereunder,
unsegregated and without liability for interest, for
the pro rata benefit of the Owners of Receipts
which have not theretofore been surrendered, such
Owners thereupon becoming general creditors of
the Depositary with respect to such net proceeds.
After making such sale, the Depositary shall be
discharged from all obligations under the Deposit
Agreement, except to account for such net
proceeds and other cash (after deducting, in each
case, the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of the
Owner of such Receipt in accordance with the
terms and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges).  Upon the termination of the Deposit
Agreement, the Issuer shall be discharged from all
obligations under the Deposit Agreement except
for its obligations to the Depositary with respect
to indemnification, charges, and expenses.  The
obligations of the Depositary under Section 5.08
of the Deposit Agreement shall survive the
termination of the Deposit Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding any terms of this Receipt
or the Deposit Agreement to the contrary, the
Issuer and the Depositary have each agreed that it
will not exercise any rights it has under the
Deposit Agreement or the Receipt to prevent the
withdrawal or delivery of Deposited Securities in
a manner which would violate the United States
securities laws, including, but not limited to
Section I A(1) of the General Instructions to the
Form F-6 Registration Statement, as amended
from time to time, under the Securities Act of
1933.
23.	INFORMATION REQUESTS.
      The Issuer may from time to time request
Owners of Receipts to provide information as to
the capacity in which such Owners own or owned
Receipts and regarding the identity of any other
persons then or previously interested in such
Receipts and the nature of such interest and
various other matters.  The Depositary agrees to
use reasonable efforts to comply with reasonable
written instructions received from the Issuer
requesting that the Depositary forward any such
requests to the Owner and to forward to the Issuer
any such responses to such requests received by
the Depositary.
      The Depositary and the Issuer hereby
confirm to each other that, for as long as the
Deposit Agreement is in effect, they shall furnish
to the Commisao de Valores Mobiliarios (the
CVM) and the Central Bank of Brazil, at any time
and within the period that may be determined,
with any information and documents related to the
American Depositary Share program and the
Receipts issued hereunder as may be requested by
such authorities from time to time.  In the event
that the Depositary or the Custodian shall be
advised in writing by reputable independent
Brazilian counsel that the Depositary or Custodian
reasonably could be subject to criminal, or
material, as reasonably determined by the
Depositary, civil, liability as a result of the Issuer
having failed to provide such information or
documents reasonably available only through the
Issuer, the Depositary shall have the right to
terminate the Deposit Agreement, upon at least 15
days prior notice to the Owners and the Issuer,
and the Depositary shall not be subject to any
liability thereunder on account of such
termination or such determination.  The effect of
any such termination of the Deposit Agreement
shall be as provided in Section 6.02 of the Deposit
Agreement.
      24.	UNCERTIFICATED AMERICAN
DEPOSITARY SHARES; DTC DIRECT
REGISTRATION SYSTEM.
      Notwithstanding anything to the contrary
in the Deposit Agreement:
      (a)	American Depositary Shares may
be certificated securities evidenced by Receipts or
uncertificated securities.  The form of Receipt
annexed as Exhibit A to the Deposit Agreement
summarizes the terms and conditions of, and will
be the prospectus required under the Securities
Act of 1933 for, both certificated and
uncertificated American Depositary Shares.
Except for those provisions of the Deposit
Agreement that by their nature do not apply to
uncertificated American Depositary Shares, all the
provisions of the Deposit Agreement shall apply,
mutatis mutandis, to both certificated and
uncertificated American Depositary Shares.
      (b)	(i)	The term deliver, or its
noun form, when used with respect to Receipts,
shall mean (A) book-entry transfer of American
Depositary Shares to an account at The
Depository Trust Company, or its successor
(DTC), designated by the person entitled to such
delivery, evidencing American Depositary Shares
registered in the name requested by that person,
(B) registration of American Depositary Shares
not evidenced by a Receipt on the books of the
Depositary in the name requested by the person
entitled to such delivery and  mailing to that
person of a statement confirming that registration
or (C) if requested by the person entitled to such
delivery, delivery at the Corporate Trust Office of
the Depositary to the person entitled to such
delivery of one or more Receipts.
      	(ii)	The term surrender, when
used with respect to Receipts, shall mean (A) one
or more book-entry transfers of American
Depositary Shares to the DTC account of the
Depositary, (B) delivery to the Depositary at its
Corporate Trust Office of an instruction to
surrender American Depositary Shares not
evidenced by a Receipt  or (C) surrender to the
Depositary at its Corporate Trust Office of one or
more Receipts evidencing American Depositary
Shares.
      (c)	American Depositary Shares not
evidenced by Receipts shall be transferable as
uncertificated registered securities under the laws
of New York.
      (d)	The Depositary shall have a duty to
register a transfer, in the case of uncertificated
American Depositary Shares, upon receipt from
the Owner of a proper instruction (including, for
the avoidance of doubt, instructions through DRS
and Profile as provided in subsection (f) below).
The Depositary, upon surrender of a Receipt for
the purpose of exchanging it for uncertificated
American Depositary Shares, shall cancel that
Receipt and send the Owner a statement
confirming that the Owner is the owner of the
same number of uncertificated American
Depositary Shares that the surrendered Receipt
evidenced. The Depositary, upon receipt of a
proper instruction (including, for the avoidance of
doubt, instructions through DRS and Profile as
provided in subsection (f) below) from the Owner
of uncertificated American Depositary Shares for
the purpose of exchanging them for certificated
American Depositary Shares, shall execute and
deliver to the Owner a Receipt evidencing the
same number of certificated American Depositary
Shares.
      (e)	Upon satisfaction of the conditions
for replacement of a Receipt that is mutilated,
lost, destroyed or stolen, the Depositary shall
deliver to the Owner the American Depositary
Shares evidenced by that Receipt in uncertificated
form unless otherwise requested by the Owner.
      (f)	(i)  The parties acknowledge that
the Direct Registration System (DRS) and Profile
Modification System (Profile) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American
Depositary Shares, to direct the Depositary to register a transfer of those American Depositary
Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
      	(ii)  In connection with and in
accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner
(notwithstanding any requirements under the
Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.



(..continued)



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